REPORT

on the

NANAIMO LAKES PROPERTY

Nanaimo Mining Division
Vancouver Island
British Columbia
Canada

(approximate co-ordinates)
N Latitude: 49° 06'N
W Longitude: 124° 11'W
NTS: 092F01E

for

KONIGSBERG EXPLORATIONS INC.
Vancouver, British Columbia, Canada

by

W.G. TIMMINS, P.Eng.

November 20, 2004

FIGURES

Figure 1	Location Map	4

Figure 2	Claim Map & Topography	5

Figure 3	Regional Geology	8

SUMMARY

Konigsberg Explorations Inc. has acquired two lode mineral claims in the Nanaimo Lakes area of Vancouver Island, British Columbia, Canada.

The claims occur in a favorable geological environment for the occurrence of gold-silver-copper-molybdenum mineralization occurring in Karmutsen Formation porphyritic andesites to basaltic rocks in contact with Sicker Group argillites intruded by diorite of the Island Intrusions.

Past work indicates the presence of gold, silver and copper mineralization from sampling of test pits on the claims and from geochemical soil sampling carried out in 1981.

Molybdenum mineralization is known to occur in proximity and to the north of the company's property.

A three-phased program of exploration including acquisition of additional claims, location and sampling of old pits and showings, additional trenching and sampling, geological mapping, electromagnetic and magnetometer surveys followed by an initial diamond drill program; each phase contingent upon results of the preceding phase is recommended.

The three-phased exploration program is estimated at a total cost of US$80,000.

Respectfully submitted,

November 20, 2004	W.G. Timmins, P.Eng.

1.

INTRODUCTION

The author was retained by Konigsberg Explorations Inc. to review all available data on the Nanaimo Lakes property, provide an assessment and, if warranted, recommend a program of exploration.

The author has spent considerable time over a period of years visiting numerous properties in the area, as recently as November 2004, and is familiar with the geology in the region and locally. The area has a history of exploration and mining activities dating back to the 1800's although in recent years emphasis has been mainly on coal and related methane exploration.

PROPERTY

The property consists of two located mineral claims totalling approximately 100 acres which are named Nanaimo Lakes 1 and Nanaimo Lakes 2 and were recorded with the Mining recorder in Port Alberni on October 20, 2004; Tenure Numbers are 414834 and 414835.

Mineral claims in British Columbia require $100 CDN worth of assessment work in Year 1, followed by $200 CDN per claim per year thereafter. Assessment work will be required prior to October 20, 2005 in order to maintain the claims.

2.

LOCATION AND ACCESS

Approximate Co-ordinates: 49° 06'N, 124° 11'W.

The claims are located about nine miles southeast of the Town of Nanaimo between the two Nanaimo Lakes. Access to the property is provided by travelling south from Nanaimo on Highway 19A for 9.5 miles, then west on paved road for approximately 13 miles on the Nanaimo River Road.

Nanaimo is serviced by regular air service and ferry service from the City of Vancouver, B.C., and provides all amenities including police, hospital, supermarkets, fuel, communications, air services, boat rentals, hardware and all modern services.

CLIMATE, VEGETATION AND TOPOGRAPHY

The region is subject to moderate temperatures year round with high precipitation mainly in the form of rain although does receive the occasional snowfall in the winter months. Vegetation consists of spruce, pine and underbrush and a large portion has been previously logged.

The property lies between the two Nanaimo Lakes with elevations ranging from 640 feet ASL to 920 feet ASL.

The Nanaimo Lakes form part of the Nanaimo River watercourse running in an east-west direction and the property is situated in the valley between Mount DeCosmos to the north rising to 4445 feet and Mount Hooker to the south rising to 4145 feet ASL. Steep slopes rise to the mountain peaks.

3.

Figure 1

YUKON
ALASKA
N
BRITISH
COLUMBIA
ALBERTA
Fort St.John
Dawson Creek
Stewart
Terrace
Smithers
Prince Rupert
Kitimat
Houston
Prince George
NANAIMO LAKES PROPERTY
QUEEN
CHARLOTTE
ISLANDS
Quesnel
Williams Lake
PACIFIC
OCEAN
Golden
Revelstoke
Kamloops
Vernon
Nakusp
Merritt
Kelowna
Cranbrook
VANCOUVER
ISLAND
VANCOUVER
Hope
Princeton
VICTORIA
UNITED STATES
Miles
0 50 100
Kilometres
0 50
KONIGSBERG EXPLORATIONS INC.
NANAIMO LAKES PROPERTY
NANAIMO MINING DIVISION
LOCATION MAP
SCALE: As Shown
DATE: Nov. 20, 2004
FIGURE: 1

4.

Figure 2

KONIGSBERG EXPLORATIONS INC.
NANAIMO LAKES PROPERTY
NANAIMO MINING DIVISION
CLAIM MAP
SCALE: As Shown
DATE: Nov. 20, 2004
FIGURE: 2
SCALE
Metres
0
500
N
414835
Nanaimo Lakes Showing
414834
Nanaimo
Lakes
412000E
413000E
414000E
415000E
6440000N
6439000N
6438000N
900
800
700
600
500
400
300
200

5.

HISTORY

Exploration in the Alberni-Nanaimo Lakes area began as early as 1862 with small-scale placer gold mining on China Creek. Increased activity in the 1890's resulted in the staking of several gold veins and modest production. Following a lull in activity, prospecting for gold was renewed during the 1930's resulting in limited production from several properties. Activity again declined after World War II until the 1960's, this time focusing on the search for porphyry copper and iron-copper skarn deposits. Another flurry of exploration during the 1980's followed the discovery of a polymetallic massive sulphide orebody at Buttle Lake.

Several types of mineralization are known to occur in the Alberni-Nanaimo Lakes region including copper-molybdenum quartz veins and stockworks in granodiorite and adjacent country rocks and base metal copper veins in Sicker Group and Karmutsen Formation rocks as well as skarn deposits.

A work program was carried out by Gunnex Limited on claims encompassing the present Konigsberg property during 1963-1964. Following the discovery of old workings and showings while prospecting, showings were mapped and sampled and an area soil sampled on a small grid.

A geochemical soil sampling survey was carried out by E. Amendolagine, P.Eng. for TexPez Oil and Gas Corporation in May 1982.

No further work is known to have been carried out over the property.

6.

REGIONAL GEOLOGY

The region is situated at the northwestern end of a major geanticline and falls within the Wrangellia Terrane which comprises three thick volcanic-sedimentary cycles; the Paleozoic Sicker Group, Upper Triassic Vancouver Group and the Jurassic Bonanza Group. These are overlain by Late Cretaceous Nanaimo Group sediments.

LOCAL GEOLOGY

The property area is underlain by Upper triassic Karmutsen Formation Vancouver Group porphyritic andesitic to basaltic rocks in contact with Paleozoic Sicker Group argillites, intruded by diorite of the Early to Middle Jurassic Island Plutonic Suite.

The Karmutsen Formation consists of andesitic to basaltic pillowed flows which appear porphyritic and are in contact with argillaceous rocks of the Sicker Group in the northern section of the property.

7.

Figure 3

N
NANAIMO LAKES PROPERTY
Winchelsea Islands
Brynmarl
NANOOSE
Nanoose Bay
Nanoose Harbour
Lantzville
PARK
River
GRAY MTN
WELLINGTON
NANOOSE
MOUNTAIN DIST
DOUGLAS DISTRICT
Brannen Lake
MT. BENSON
BLACKJACK RIDGE
Blackjack
MT. DE COSMOS
NANAIMO
Nanaimo
Lakes
MT. HOOKER
Nanaimo River
X Au, Ag
LEGEND
CENOZOIC
QUATERNARY
PLEISTOCENE AND RECENT
17 Glacial and alluvial deposits
CENOZOIC OR MESOZOIC
CRETACEOUS OR TERTIARY
CRETACEOUS
UPPER CRETACEOUS
LAMBERT FORMATION
TRENT RIVER FORMATION
EXTENSION FORMATION
COMOX FORMATION
HASLAM FORMATION
QUALICUM FORMATION
BENSON FORMATION
MESOZOIC
CRETACEOUS AND/OR JURASSIC
COAST INTRUSIONS
TRIASSIC AND (?) JURASSIC
VANCOUVER GROUP
TRIASSIC
UPPER TRIASSIC
UPPER TRIASSIC AND (?) EARLIER
PALAEOZOIC
PERMIAN AND (?) EARLIER
SICKER GROUP
After G.S.C. Map 49-1963
0 Kilometres 5

KONIGSBERG EXPLORATIONS INC.

NANAIMO LAKES PROPERTY

NANAIMO MINING DIVISION

REGIONAL GEOLOGY MAP

| SCALE: As Shown | DATE: Nov. 20, 2004 | FIGURE: 3 |
|---|---|---|

8.

MINERALIZATION

A report summarizing the work carried out by Gunnex Limited describes two pits on the property located in quartz veins and veinlets occurring in andesitic to basaltic rocks in contact with argillaceous rocks.

Mineralization consists of minor amounts of pyrite, chalcopyrite, bornite and magnetite. A sample of argillaceous rusty pyritic rock is reported to have assayed 0.04 oz/ton gold and 51.7 oz/ton silver.

Also reported are two pits on a hill to the north occurring on an aplitic to pegmatitic dike intruding porphyritic basalt of the Karmutsen Formation. The dikes grade into dioritic rocks resembling nearby Island Plutonic Suite diorite.

A grab sample from the pit dump assayed trace of gold and silver and 0.76% molybdenum and from the pit wall trace of gold and silver and 0.03% molybdenum across four feet.

The geochemical soil sampling by Gunnex indicates several anomalous zones of copper and molybdenum.

The work carried out by E. Amendolagine, P.Eng. also indicates positive results with relatively high copper values over several hundreds of feet.

9.

CONCLUSIONS

The Konigsberg property is underlain by andesitic to basaltic rocks in contact with argillites and intruded by diorite in a favorable environment for the occurrence of gold, copper and molybdenum mineralization as has been demonstrated by the other deposits in the area.

Past work on the Nanaimo Lakes claims owned by Konigsberg Explorations Inc. has indicated the presence of copper, gold and silver mineralization on the property with an assay of 0.04 oz/ton gold and 51.7 oz/ton silver. Geochemical soil sampling in overburden covered areas exhibits anomalous zones of copper.

In addition, values ranging from 0.03% to 0.76% molybdenum are reported from a pit to the north and in proximity to the subject property.

The property exhibits the presence of copper, gold and silver mineralization in a favorable geological environment and warrants a program of exploration.

10.

RECOMMENDATIONS

It is recommended that a three phased program of exploration be carried out over the Konigsberg mineral claims. It is further recommended that as part of Phase I, the company acquire additional claims to the north of the subject property in order to cover the known molybdenite showings.

The program should therefore consists of staking new claims, location and sampling of the old showings, additional trenching and sampling, geological mapping and electromagnetic and magnetometer surveys prior to diamond drilling of favorable zones.

Execution of each phase of work would be dependent upon receipt of favorable results of the preceding phase.

Respectfully submitted,

November 20, 2004	W.G. Timmins, P.Eng.

11.

ESTIMATED COSTS OF PROGRAM (U.S. FUNDS)

PHASE I

1.	Staking and recording additional
	mineral claims	$1,500
2.	Location and sampling of showings
	(pits and trenches)	2,500
3.	Transportation, room and board	1,000

Total Cost - Phase I			$5,000

PHASE II

1.	Trenching and sampling	$1,000
2.	Geological mapping	1,500
3.	E.M. and magnetometer surveys	5,000
4.	Transportation, analyses, room and board	2,500

Total Cost - Phase II			10,000

PHASE III

1.	Diamond drilling, est. 2000 feet
	@ $25/foot	$50,000
2.	Logging, sampling, analyses	10,000
3.	Transportation, room and board,
	miscellaneous costs	5,000

Total Cost - Phase III			65,000

TOTAL COST - PHASES I, II & III			$80,000

Respectfully submitted,

November 20, 2004	W.G. Timmins, P.Eng.

12.

STATEMENT OF QUALIFICATIONS

I, William G. Timmins, of the City of Vancouver, in the Province of British Columbia, do hereby certify that:

1.	I am a consulting geologist, with offices at 1016 - 470 Granville Street, Vancouver, B.C. V6C 1V5.

2.

I have been practising my profession since university having been engaged in the evaluation, exploration and development of mineral properties throughout Canada, the United States, Latin and South America, Australia and New Zealand.

3.

I am a graduate of the Provincial Institute of Mining, Haileybury, Ontario (1956) and attended Michigan Technological University 1962-1965, Geology and was licensed by the Professional Engineers Association of B.C. (geological discipline) in 1969.

4.

This report titled "Report on the Nanaimo Lakes Property" dated November 20, 2004, is based on published and private reports, maps and data provided by Konigsberg Explorations Inc. and in the public domain, and numerous visits to the area. The author has reviewed relevant data prepared by reputable qualified persons and is responsible for his own geological analysis, conclusions and recommended exploration program.

5.

The author is not aware of any material fact or material change with respect to the subject matter of the technical report which is not reflected in the technical report, the omission to disclose which makes the technical report misleading.

6.	I have no interest, nor do I expect to receive any interest in the properties or securities of Konigsberg Exploration Inc. and am independent of the issuer.

7.	I have no prior involvement with this property other than on a consulting basis.

8.

I consent to the filing of this report with any stock exchange and other regulatory authority, and any publication by them, including electronic publication in the company's files or their websites accessible by the public of this report.

November 20, 2004	W.G. Timmins, P.Eng.

13.

REFERENCES

N.W.D. Massey and S.J. Friday	B.C. Geological Survey Branch
Paper 1989-1

Geology Survey of Canada	Geology Map 17-1968

Geology Survey of Canada	Geology Map 49-1963

Gunnex Report	Mineral Occurrence #22
(no date or author)

TexPez Oil & Gas	Soil Geochemistry Report by
E. Amendolagine, P.Eng.
May 7, 1982

14.